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                                                                    EXHIBIT 99.1
                                 [DAVITA LOGO]

                                  DaVita Inc.


Contact:  LeAnne Zumwalt
          Investor Relations
          DaVita Inc.
          310-750-2072


                                                           For Immediate Release


                Total Renal Care Holdings, Inc. Announces Legal
                -----------------------------------------------
                           Name Change to DaVita Inc.
                           --------------------------


Torrance, California, October 4, 2000 - Total Renal Care Holdings, Inc. (NYSE:
TRL), today announced that it has completed the change in its name to DaVita Inc. and will begin trading under its new ticker symbol "DVA" on October 9, 2000.

DaVita, based in Torrance, California, is the nation's second-largest provider of dialysis services for patients suffering from chronic kidney failure. The Company owns and operates kidney dialysis centers and home peritoneal dialysis programs in 32 states, as well as Washington, D.C. It also provides acute hemodialysis services to inpatients at approximately 290 hospitals. As of August 31, 2000, DaVita operated 487 outpatient dialysis facilities serving over 40,000 patients, including 4,700 patients in 55 centers under management.